Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of Great Ajax Corp. of our report dated March 2, 2017, with respect to the consolidated financial statements of Great Ajax Corp. and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2016:
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Registration Statement on Form S-8 (No. 333-212652)

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Registration Statement on Form S-3D (No. 333-211219)

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Registration Statement on Form S-3 (No. 333-209513)

/s/ Moss Adams LLP
Portland, Oregon
March 2, 2017